                                                                   EXHIBIT 10.1

                      AMENDED AND RESTATED EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, dated as of April 1, 1996, between JOHN P. CASHMAN (the "Employee") and R.P. SCHERER CORPORATION, a Delaware corporation (the "Company").
    WHEREAS, the Employee was serving as Chairman and Co-Chief Executive
Officer of the Company and has been an officer of one or more of the Company's affiliates; and
    WHEREAS, the Company and the Employee have agreed that the Employee will change his employment status to that of a non-officer employee; and
    WHEREAS, the Employee possesses special knowledge and experience which is of continuing value to the Company and its affiliates; and
    WHEREAS, the Company desires to assure itself and its affiliates of the benefit of the Employee's continuing services and experience for a period of time and the Employee is willing to enter into an agreement to that end upon the terms and conditions herein set forth.
    NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:
    1. TERM OF AGREEMENT. Subject to the terms and conditions hereof, this amended and restated Agreement shall become effective as of April 1, 1996, and the term of continued employment of the Employee under this amended and restated Agreement shall commence on April 1, 1996 and shall terminate on May 31, 1998. Such term of continued employment is hereinafter referred to as the "Employment Period."
    2.   SERVICES TO BE RENDERED.
         (a) During the term of employment of the Employee under this Agreement (and any renewals thereof) the Employee shall serve the Company and any affiliate of the Company designated by the Company and reasonably agreed to by the Employee (collectively, the "Employer"), as a non-officer employee, and, as requested by the Company, serve on one or more boards of directors of the Company and its affiliates.
         (b) The Employee agrees that he will, during the term of employment under this Agreement devote his time, attention and ability to continue to render services to the Employer with respect to ongoing business matters in which he has been participating and to any new business matters with respect to which the Chief Executive Officer of the Company wishes to consult with him.
The Employee shall be required to devote that number of hours per month to his services hereunder as may be agreed between the Chief Executive Officer of the Company and him, from time to time. Employee further agrees that he shall faithfully serve the Company and its affiliates and shall exercise the powers and authorities and fulfill the responsibilities hereby conferred upon him honestly, diligently, in good faith and in the best interest of the Company and its affiliates and use his best efforts to promote their interests. The Employee shall not be precluded, other than pursuant to Section 7, from serving as a director, employee or consultant of any other corporation.
         (c) It is understood that the Employee may not, absent the express direction of the Chairman and Chief Executive Officer of the Company or the Chief Financial Officer of the Company, possess the authority to bind the Company or any of its affiliates to any material contract.
    3.   COMPENSATION.
         (a) In full payment for services rendered to the Company and its affiliates under this Agreement, the Employer shall pay the Employee a total amount of $56,389.71 per month during the Employment Period ("Monthly Payment"), which shall include up to $5,000 as reimbursement of office and other expenses related to the services provided hereunder exclusive of travel expenses, provided that the Employee must document such expenses in order to receive the reimbursement amount. The entities comprising the

Employer shall determine how such amount is to be allocated among them. To the extent the Employee is required to travel in performing services at the request of the Employer, the Employer shall reimburse his reasonable expenses incurred as part of his performance of those duties.
         (b)  In addition to the compensation otherwise provided for in this
Section 3, during the term of his employment hereunder, the Employee also shall be entitled to participate in those health, life insurance, disability insurance and retirement benefit plans currently maintained for him by the Company and its affiliates, as from time to time they may be in effect.
         (c) No stock options shall be granted to the Employee during the Employment Period.
         (d) The Company or an affiliate shall provide the Employee, during the Employment Period, with the use of the currently provided leased automobile, and will pay all taxes and insurance on said vehicle.
    4.   DISABILITY, DEATH AND TERMINATION.
         (a) In the event of the Employee's inability to perform his principal duties hereunder for any consecutive period of at least one year, the Company may terminate the Employee's employment hereunder. In the event of any such termination, the Employer shall be obligated (i) for compensation earned by the Employee hereunder, but not yet paid, prior to such termination, and (ii) to pay the Employee the Monthly Payment for the remainder of the Employment Period (the "Disability Benefit"); PROVIDED, HOWEVER, that the amount of the Disability Benefit shall be reduced by any amounts received by the Employee in respect of the Employee's disability from any employee benefit or disability plans maintained by the Company or any affiliate.
         (b) The obligations of the Employer under this Agreement shall terminate upon the death of the Employee ; EXCEPT THAT the Monthly Payment for the remainder of the Employment Period shall be payable to Employee's estate or heirs, over the remainder of the Employment Period.
         (c)  If any of the following events should occur:
         (1) the Employee voluntarily terminates employment with the Employer, or
         (2) the Employer terminates the Employee's employment for Cause,the Employer's obligations hereunder shall terminate and no further payments of any kind (other than in respect of compensation, benefits or other rights accrued and earned by the Employee prior to such termination) shall thereafter be made by the Employer to the Employee hereunder.
         For purposes of the foregoing, "Cause" means:
              (i) any act or acts of the Employee constituting a felony (or its equivalent) under the laws of the United States, any state thereof or any foreign jurisdiction;
              (ii) any material breach by the Employee of any employment agreement with the Employer or the policies of the Employer or any of its subsidiaries or the willful and persistent (after written notice to the Employee) failure or refusal of the Employee to perform his duties of employment or comply with any lawful directives of the Board of Directors of the Company;
              (iii) a course of conduct amounting to gross neglect, willful misconduct or dishonesty; or

              (iv) any misappropriation of material property of the Employer by the Employee or any misappropriation of a corporate or business opportunity of the Employer by the Employee.

    5. CONFIDENTIALITY. For purposes of this Agreement, "proprietary information" shall mean any information relating to the business of the Company or any of its affiliates that has not previously been publicly released by duly authorized representatives of the Company and shall include (but shall not be limited to) Company information encompassed in all research, product development, designs, plans, formulations and formulating techniques, proposals, marketing and sales plans, financial information, costs, pricing information, strategic business plans, customer information, and all methods, concepts, or ideas in or reasonably related to the business of the Company.
    The Employee agrees to regard and preserve as confidential all proprietary information pertaining to the Employer's business that has been or may be obtained by the Employee in the course of his employment with the Employer, whether he has such information in his memory or in writing or other physical form. The Employee will not, without prior written authority from the Employer to do so, use for his benefit or purposes, or disclose to any other person, firm, partnership, corporation or other entity, either during the term of his employment hereunder or thereafter, any proprietary information connected with the business or developments of the Employer, except as required in connection with the performance by the Employee of his duties and responsibilities as an employee of the Employer. This provision shall not apply after the proprietary information has been voluntarily disclosed to the public, independently developed and disclosed by others, or otherwise enters the public domain through lawful means.
    6. REMOVAL OF DOCUMENTS OR OBJECTS. The Employee agrees not to remove from the premises of the Employer, except as an employee of the Employer in pursuit of the business of the Company or any of its affiliates, or except as specifically permitted in writing by the Company, any document (regardless of the medium on which it is recorded), object, computer program, computer source code, object code or data (the "Documents") containing or reflecting any proprietary information of the Employer. The Employee recognizes that all such Documents, whether developed by him or by someone else, are the exclusive property of the Employer.
    7. NON-COMPETITION. The Employee agrees that during the term of his employment hereunder he will not in any way, directly or indirectly, manage, operate, control, solicit officers or employees of the Employer, accept employment, a directorship or a consulting position with or otherwise advise or assist or be connected with or own or have any other interest in or right with respect to (other than through ownership of not more than one percent of the outstanding shares of a corporation's stock which is listed on a national securities exchange) any enterprise which competes or shall compete with the Employer, by engaging in or otherwise carrying on the research, development, manufacture or sale of any product of any type developed, manufactured or sold by the Company or any subsidiary thereof, whether now or hereafter (to the extent that any such product is under consideration by the Board of Directors of the Company at the time the Employee's employment terminates or is terminated).
    8.  CORPORATE OPPORTUNITIES.  The Employee agrees that during the
Employment Period he will not take any action which might divert from the Company or any affiliate of the Company any opportunity which would be within the scope of any of the present or future businesses of the Company or any of its affiliates (which future businesses are then under consideration by the Board of Directors of the Company), the loss of which has or would have had, in the reasonable judgment of the Board of Directors of the Company, an adverse effect upon the Employer, unless the Board of Directors of the Company has given prior written approval.
    9. RELIEF. It is understood and agreed by and between the parties hereto that the service to be rendered by the Employee hereunder, and the rights and privileges granted to the Employer by the Employee hereunder, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by the Employee of any of the provisions contained in this Agreement will cause the Employer great irreparable injury and damage.
    The Employee hereby expressly agrees that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by the Employee. The Employee further expressly agrees that in the event the Employee breaches the non-competition provisions of Section 7 of this Agreement or the confidentiality provisions of Section 5 of this Agreement, the balance of any payments due under this Agreement shall be forfeited by the Employee.
    The provisions of this Section 9 shall not, however, be construed as a waiver of any of the rights which the Company may have for damages or otherwise.
    10. WARRANTY. The Employee hereby warrants that he is free to enter into this Agreement and to render his services pursuant hereto.
    11. NON-ASSIGNABILITY. Except as otherwise provided herein, this Agreement may not be assigned by either the Company or the Employee.
    12. MERGER OR CONSOLIDATION. In the event (a) the Company merges with or into, or consolidates with, another entity; (b) the Company sells, exchanges or otherwise disposes of all or substantially all of the assets of the Company; (c) 50% or more of the Company's then outstanding shares of voting stock is acquired by another corporation, person or entity; (d) the Company liquidates or dissolves; or (e) the Company recapitalizes or enters into any similar transaction, and as a result of which the common stock of the Company either (i) is no longer a voting equity security of the Company or (ii) is no longer listed on a national securities exchange or authorized for quotation on an inter-dealer quotation system of a national securities association (referred to collectively as a "Change in Control"), this Agreement may be assigned and transferred to such successor in interest as an asset of the Company upon such assignee assuming the Company's obligations hereunder, in which event the Employee agrees to continue to perform his duties and obligations according to the terms and conditions hereof for such assignee or transferee of this Agreement.
    13. WITHHOLDING. The Employer shall have the right to withhold the amount of taxes, which in the determination of the Employer, are required to be withheld under law with respect to any amount due or paid under this Agreement.
    14. NOTICES. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

         (a)  If to the Employer, to the Company at:
              R.P. Scherer Corporation
              2075 West Big Beaver Road
              Troy, Michigan  48084
              Attention:  Corporate Secretary

         (b) If to the Employee, to him at such address as set forth in the signature page hereof or as he shall otherwise have specified by notice in writing to the Company.
    15. GOVERNMENTAL REGULATION. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, the latter shall prevail, but in such event any such provision of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.
    16. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan. Any suit, action or proceeding against the Employee with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Michigan and the Employee hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Employee hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Michigan, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Employer with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Michigan, and the Employee hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Employer hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Employee irrevocably waives his right to trial by jury with regard to any suit, action, or proceeding with respect to this Agreement; provided, however, that if such waiver of the right to jury trial shall be held unenforceable, the invalidity or unenforceability of this provision shall not impair the validity or enforceability of any other provision of this Agreement.
    17. ENTIRE AGREEMENT; AMENDMENT. This Agreement sets forth the entire understanding of the parties in respect of the subject matter contained herein and supersedes all prior agreement, arrangements and understandings relating to the subject matter and may only be amended by a written agreement signed by both parties hereto or their duly authorized representatives.
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
                             R.P. SCHERER CORPORATION

                             /s/ Nicole S. Williams

                                Title: Executive VP, Finance,
                                  Treasurer & CFO


                             /s/ John P. Cashman
                             John Cashman
                             40 Chestnut Park
                             Toronto, Ontario
                             Canada  M4W 1W8